THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE SECURITIES ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS.  THIS LEGEND SHALL BE ENDORSED UPON ANY WARRANT ISSUED IN EXCHANGE FOR THIS WARRANT OR ANY SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT.

LIHUA INTERNATIONAL, INC

WARRANT TO PURCHASE COMMON STOCK

Issued as of ________, 2009

Warrant No: ____	Number of Shares: _______

For value received, LIHUA INTERNATIONAL, INC., a Delaware corporation (the “Company”), hereby certifies that MAXIM GROUP LLC, or its registered transferees, successors or assigns (each person or entity holding all or part of this Warrant being referred to as a “Holder”), is the registered holder of warrants (the “Warrants”) to subscribe for the issuance of and purchase of up to the number of shares of fully paid, validly issued and nonassessable shares of common stock, par value $0.0001 per share, of the Company (the Company common stock to be referred to as “Common Stock”, and the shares of Common Stock purchasable hereunder to be referred to as “Warrant Shares”) set forth above, at an initial price of $____ per share, as adjusted from time to time (the “Exercise Price”), on or after the Effective Date and prior to the Expiration Date (the “Exercise Period”), upon the terms and conditions hereinafter set forth herein.  The number of Warrant Shares to be received upon the exercise of this Warrant and the Exercise Price to be paid for each Warrant Share may be adjusted from time to time as set forth herein.

SECTION 1.        DEFINITIONS.  As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

“Business Day” shall mean any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“Exercise Date” shall mean the date on which the Company shall have received both (a) the Notice of Exercise attached as Annex I hereto duly executed by the Holder hereof, and (b) cash by wire transfer of immediately available funds in an amount in lawful money of the United States of America equal to the Exercise Price for the Warrant Shares so purchased.

“Exercise Period” shall mean the period on or after the Effective Date and prior to the Expiration Date.

“Expiration Date” shall mean 5:00 P.M. (New York time) on ________, 2014, if such date shall not be a Business Day, the Expiration Date shall be the next following Business Day.

“Effective Date” shall mean _________, 2010, the date that this warrant shall vest and become exercisable.

“Registered Holder” shall mean the person or entity in whose name any Warrant shall be registered on the books maintained by the Company.

SECTION 2.        EXERCISE.

(a)           The purchase rights represented by this Warrant shall be exercisable by the Holder in whole or in part at any time or from time to time during the Exercise Period by the surrender of this Warrant and the Notice of Exercise attached as Annex I hereto duly completed and executed on behalf of the Holder, together with the payment to the Company, in cash by wire transfer of immediately available funds in an amount in lawful money of the United States of America equal to the Exercise Price for the Warrant Shares so purchased, at the principal office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company).  This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above (including payment) or the following date, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date.  As promptly as practicable on or after such date (but no more than seven Business Days thereafter), the Company, at its expense, shall issue and deliver to the person or persons entitled to receive the same, a certificate or certificates for the number of Warrant Shares issuable upon such exercise.  In the event that this Warrant is exercised in part, the Company, at its expense, shall, simultaneously with the delivery described in the immediately preceding sentence, execute and deliver a new Warrant of like tenor exercisable for the number of shares of Common Stock for which this Warrant may then be exercised.

SECTION 3.        PAYMENT OF TAXES; ETC.  The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of any Warrants or initial issuance of Warrant Shares issuable upon the exercise of any Warrants; provided, however, that if the Warrant Shares are to be delivered in a name other than the name of the Registered Holder of the Warrant being exercised, then the Company shall not be required to issue or deliver any certificate for Warrant Shares unless the person requesting the same has paid to the Company the amount of transfer taxes or charges incident thereto, if any.

SECTION 4.        EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT.  This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its warrant agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder.  Upon surrender of this Warrant to the Company at its principal office or at the office of its warrant agent, if any, with the Assignment Form attached as Annex II hereto duly executed by the Holder and funds sufficient to pay any transfer tax delivered by the Holder, the Company shall, without charge, subject to the Holder’s compliance with the restrictive legend set forth on the front page of this Warrant, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled.  This Warrant may be divided or combined with other warrants that carry the same rights upon presentation hereof at the principal office of the Company or at the office of its warrant agent, if any, together with a written notice specifying the denominations in which new warrants are to be issued to the Holder and signed by the Holder hereof.  The term “Warrants” as used herein includes any warrants into which this Warrant may be divided or exchanged.  Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.  Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

SECTION 5.        ANTI-DILUTION PROVISIONS.  The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows.  If the Company subdivides or reclassifies its outstanding shares of Common Stock into (a) a greater number of shares, or (b) a smaller number of shares, the Exercise Price in effect at the time of the record of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action.  Such adjustment shall be made successively whenever any event listed above shall occur.

SECTION 6.        COMPLIANCE WITH SECURITIES ACT AND LEGENDS.  The Holder, by acceptance hereof, agrees that this Warrant and the Shares to be issued upon exercise hereof, are being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Warrant, or any Warrant Shares to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act or any state’s securities laws.  Upon exercise of this Warrant, the Holder shall execute the Investment Representations Statement attached as Exhibit A hereto.  All Warrant Shares issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend substantially similar to that contained on the face of this Warrant.

SECTION 7.        WARRANT HOLDERS NOT DEEMED STOCKHOLDERS.  The Holder shall not, by virtue of holding Warrants, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of this Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until the Holder shall have exercised this Warrant and been issued shares of Common Stock in accordance with the provisions hereof.

SECTION 8.        MISCELLANEOUS.

(a)           Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the city of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)           Headings.  The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

(c)           Severability.  If any provision of this Warrant shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Warrant in that jurisdiction or the validity or enforceability of any provision of this Warrant in any other jurisdiction.

(d)           Amendments.  No provision of this Warrant may be amended or waived other than by an instrument in writing signed by the Company and the holders of at least a majority of the Warrants at the time of such amendment or waiver and any amendment to this Warrant made in conformity with the provisions of this Section 8(e) shall be binding on all holders of Warrants.  No such amendment or waiver shall be effective to the extent that it applies to less than all of the holders of Warrants at such time.  No consideration shall be offered or paid to any holder of Warrants to amend or consent to a waiver or modification of any provision of any Warrant unless the same consideration also is offered to all holders of Warrants at such time.

(e)           Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or courier service.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

Lihua International, Inc.
c/o Lihua Holdings Limited, Houxiang five Star Industry District, Danyang City, Jiangsu Proince, PR China 212312
Attention:  Jianhua Zhu, CEO
Facsimile:  +86 511 8631 2949

With a copy to (which shall not constitute notice to the Company):

Loeb & Loeb LLP
345 Park Avenue, New York, New York 10154 U.S.A.
Attention:  Mitchell S. Nussbaum, Esq.
Facsimile:  (212) 407-4990

If to the Holder:

Maxim Group LLC
Attention:  Clifford Teller
Facsimile:  (212) 895-3555

or to such other address and/or facsimile number and/or to the attention of such other person or entity as the recipient party has specified by written notice given to the other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(f)           Assumption.  Any successor to the Company, or any surviving entity in a Fundamental Transaction shall (i) assume, prior to such Fundamental Transaction, all of the obligations of the Company under this Warrant pursuant to written agreements in form and substance satisfactory to the Holder (such approval not to be unreasonably withheld or delayed) and (ii) issue to the Holder a new note of such successor entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, exercisable for the same number of Warrant Shares at the same Exercise Price, which shall be satisfactory to the Holder (any such approval not to be unreasonably withheld or delayed).

(g)           No Third Party Beneficiaries.  This Warrant is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date first written above.

LIHUA INTERNATIONAL, INC.

By:
Name:
Title:

Annex I

NOTICE OF EXERCISE

To Be Executed by the Holder in Order to Exercise Warrants

The undersigned Holder hereby irrevocably elects to exercise this Warrant to the extent of purchasing ____________________ shares of Common Stock, and requests that certificates for such securities shall be issued in the name of

______________________________
[please print name]

______________________________
[social security or taxpayer identification number]

and be delivered to

______________________________
______________________________
______________________________

Attention:  _____________________
[please print address]

If such Warrant is not be exercised in full, that a new Warrant to purchase the balance of shares be registered in the name of, and delivered to, the Holder at the address stated below.

______________________________
[please print name]

______________________________
[social security or taxpayer identification number]

______________________________
______________________________
______________________________

Attention:  _____________________
[please print address]

Dated: ________________________________	________________________________
Name (please print)

________________________________
________________________________
________________________________
Address

________________________________
Signature

________________________________
Social security or taxpayer identification number

Annex II

ASSIGNMENT

To Be Executed by the Holder in Order to Assign Warrants

FOR VALUE RECEIVED, ____________________ hereby sells, assigns and transfers unto

______________________________
[please print name]

______________________________
[social security or taxpayer identification number]

the right to purchase Common Stock represented by this Warrant to the extent of ____________________ shares, and hereby irrevocably constitutes and appoints ____________________ Attorney to transfer this Warrant on the books of the Company, with full power of substitution in the premises.

The address and facsimile number for any notices, consents, waivers or other communications required or permitted to be given to the assignee of this Warrant under the terms of the Warrant shall be:

______________________________
______________________________
______________________________
Facsimile:  _____________________
Attention:  _____________________

Dated:______________________	ASSIGNOR:

________________________________
Name (please print)

________________________________
Signature

ASSIGNEE:

________________________________
Name (please print)

________________________________
Signature

Exhibit A

INVESTMENT REPRESENTATION STATEMENT

Purchaser:	________________________________
Company:	Lihua International, Inc.
Security:	Common Stock, par value $0.0001 per share
Amount:	________________________________
Date:	________________________________

In connection with the purchase of the above-listed securities (the “Securities”) pursuant to an exercise of a warrant (the “Warrant”), the undersigned (the “Purchaser”) represents to the Company as follows:

1.           The Purchaser is aware of the Company’s business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.  The Purchaser is purchasing the Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act of 1933, as amended (the “Act”).

2.           The Purchaser understands that the Securities have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Purchaser’s investment intent as expressed herein.  In this connection, the Purchaser understands that, in the view of the United States Securities and Exchange Commission (“SEC”), the statutory basis for such exemption may be unavailable if the Purchaser’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under applicable tax laws, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

3.           The Purchaser further understands that the Securities must be held indefinitely unless subsequently registered under the Act or unless an exemption from registration is otherwise available.  In addition, the Purchaser understands that the certificate evidencing the Securities will be imprinted with the legend referred to in the Warrant under which the Securities are being purchased.

4.           The Purchaser is aware of the provisions of Rule 144  promulgated under the Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things, the availability of certain public information about the Company and the resale occurring not less than six (6) months after the party has purchased and paid for the securities to be sold.

5.           The Purchaser further understands that at the time it wishes to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144.

The representations contained in this Investment Representation Statement do not in any way alter, limit, change, modify or diminish the Company’s obligations to the Purchaser contained in any written agreement between or among the Purchaser and the Company.

PURCHASER:

[____________________]

By: ________________________________
Name:
Title: